WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10-KSB of Tunlaw International Corporation of our report for the period from March 27, 1997 (inception) to December 31, 1998 dated February 19, 1999 relating to teh financial statements of Tunlaw International Corporation which appear in such Form 10-KSB.

                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
March 8, 1999